UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2015 (October 1, 2015)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2015, the Board of Directors of Memorial Production Partners GP LLC (the “Company”), the general partner of Memorial Production Partners LP (the “Partnership”), appointed Dennis G. Venghaus to serve as Vice President and Chief Accounting Officer of the Company effective October 1, 2015. Patrick T. Nguyen resigned as Vice President and Chief Accounting Officer of the Company effective October 1, 2015. Mr. Nguyen will continue to serve Memorial Resource Development Corp. (“Memorial Resource”), an affiliate of the Partnership, as Vice President, Accounting and Integration.

Mr. Venghaus, who is 34, has served as the Vice President and Chief Accounting Officer of Memorial Resource since January 2015 and the Chief Accounting Officer of Memorial Resource since its formation. Mr. Venghaus served as the Controller of Memorial Resource Development LLC (“MRD LLC”), which was an affiliate of the Partnership, from January 2012 to June 2014 and the Company from January 2012 to October 2015. Prior to joining MRD LLC and the Company, Mr. Venghaus was with Opportune LLP from June 2010 to January 2012 as a Manager in the Complex Financial Reporting group. From September 2004 through June 2010, he held various positions in the audit practice at PricewaterhouseCoopers LLP in Houston, Texas, primarily serving energy clients. Mr. Venghaus is a Certified Public Accountant.

The Company has not entered into any material contract, plan or arrangement with Mr. Venghaus and has not made any grants or awards to Mr. Venghaus in connection with his appointment. Mr. Venghaus does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company, and there are no arrangements or understandings between Mr. Venghaus and any other person pursuant to which Mr. Venghaus was appointed to serve as Vice President and Chief Accounting Officer.

In May 2015, Mr. Venghaus was granted 8,367 restricted common units of the Partnership (the “Restricted Units”) pursuant to the Company’s Long-Term Incentive Plan. The grant date fair value of the Restricted Units, calculated by multiplying the number of the Restricted Units by the closing price of the Partnership’s common units on the date of grant, was approximately $125,000. The grant of the Restricted Units to Mr. Venghaus was made pursuant to a Restricted Unit Agreement on May 29, 2015. The Restricted Units vest, and the forfeiture restrictions with respect thereto will lapse, in substantially equal one-third (1/3) increments on each of May 29, 2016, May 29, 2017 and May 29, 2018, so long as Mr. Venghaus remains continuously employed by the Company and its affiliates. In May 2015, Mr. Venghaus was also granted 19,831 restricted shares of common stock of Memorial Resource (the “Restricted Shares) pursuant to Memorial Resource’s 2014 Long-Term Incentive Plan. The grant date fair value of the Restricted Shares, calculated by multiplying the number of the Restricted Shares by the closing price of Memorial Resource’s common stock on the date of grant, was approximately $375,000. The Restricted Shares will vest pro-rata over a three year period. The grant of the Restricted Shares to Mr. Venghaus was made pursuant to a restricted stock agreement on May 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: October 2, 2015	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary